UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 2, 2005

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

215-564-6600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure provided in Item 2.03 below is hereby incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

On June 7, 2005, we completed the public offering of $250 million aggregate principal amount of our 5.375% Senior Notes due 2015 (the “Notes”) pursuant to an Underwriting Agreement dated June 2, 2005 (the “Underwriting Agreement”) with Banc of America Securities LLC and Bear, Stearns & Co. as representatives of the several underwriters.

The Notes were registered by means of a Registration Statement on Form S-3, as amended (Registration No. 333-118220) (the “Registration Statement”), which was declared effective by the SEC on March 21, 2005. A Prospectus Supplement dated June 2, 2005 relating to the Notes (the “Prospectus Supplement”) and supplementing the Prospectus dated March 21, 2005 (the “Prospectus”) was filed with the SEC on June 6, 2005.

The Notes were issued under a Senior Indenture, dated June 7, 2005 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), subject to the designation of the terms of the Notes in the form of an Officers’ Certificate dated as of June 7, 2005 (the “Officers’ Certificate”) executed pursuant to Section 2.02(b) of the Indenture.

The Notes were issued at a price of 99.822% of their principal amount. The Notes mature on June 15, 2015 and are subject to the terms and conditions set forth in the Indenture. Interest on the Notes is payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2005. The Notes are our general unsecured senior obligations and rank equally with all of our other unsecured unsubordinated indebtedness from time to time outstanding. We may redeem the Notes at any time or from time to time, in whole or in part, at a redemption price equal to the greater of the principal amount of the Notes or the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, calculated as provided in the Officers’ Certificate. We intend to use the proceeds from the sale of the Notes to redeem all $219.3 million in aggregate principal amount of our outstanding 2.25% Senior Convertible Debentures due 2022, and the balance for general corporate purposes.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of covenants, defaults related to bankruptcy and insolvency, and failure to pay specified indebtedness, our obligations under the Notes may be accelerated, in which case the principal of and accrued and unpaid interest or premium, if any, on the Notes would be immediately due and payable.

The Underwriting Agreement, the Indenture, the Officers’ Certificate, and an opinion of Drinker Biddle & Reath LLP, counsel to the Company, are filed as exhibits hereto and are incorporated herein by reference. The form of the Notes is included as Exhibit A-1 to Attachment A to the Officers’ Certificate.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

1	Underwriting Agreement, dated as of June 2, 2005, by and among the Company and Banc of America Securities LLC and Bear, Stearns & Co. as representatives of the several underwriters

4.1	Senior Indenture, dated as of June 7, 2005, between the Company and the Trustee

4.2	Officers’ Certificate, dated as of June 7, 2005, including the terms of the Company’s 5.375% Senior Notes due 2015 as Attachment A, and including the form of the Notes as Exhibit A-1 to Attachment A

5	Opinion of Drinker Biddle & Reath LLP regarding the legality of the Notes

23	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2005	RADIAN GROUP INC.

	By:	/s/ David L. Coleman
	Name:	David L. Coleman
	Title:	Vice President, Corporate &
Securities Counsel